EXHIBIT 99.3

                        RETIREMENT AND RELEASE AGREEMENT



I, John Hoffner, whose address is 8102 Santaluz Village Green North, San Diego, CA 92127, , understand that my retirement from Jack in the Box will be effective on December 31, 2005, under the terms provided for in this Agreement. This Retirement and Release Agreement (Agreement) is entered into in connection with our mutual agreements regarding my retirement.

Jack in the Box Offer. In connection with my retirement, I will remain on the active payroll until January 23, 2005, at full salary and benefits (less required payroll deductions). From January 23, 2005, through December 31, 2005(the retirement transition period), I will be paid bi-weekly at a rate of $12,063.54, which is equal to approximately $313,652 on an annual basis. During the retirement transition period, I will use any unused or accrued vacation. I will be eligible during the retirement transition period for benefits including employee health and life insurance plans at current coverage levels, indemnification rights as defined in the Indemnity Agreement I signed on August 2, 2002, AYCO services as defined by the AYCO plan, a car allowance and and long term disability coverage. I will also be eligible for any additional stock or option vestings that occur during the retirement transition period. In order to accept this offer, the Continuing Services below must be accomplished. On or before January 15, 2006, I will receive a $200,000 retirement transition bonus, less required payroll deductions, conditioned upon my continued employment through December 31, 2005. If the Continuing Services are not accomplished, the Jack in the Box Inc. offer automatically terminates. This amount is in addition to wages due to me for work previously performed, and will be paid to me as consideration for my settlement, release and discharge of any and all known or unknown claims as described below.

Waiting Period and Revocation. I received this Agreement on November 15, 2004 and have been given a twenty-one (21) day waiting period to consider whether to sign it. I understand that even if I sign and return this Agreement, I can still revoke this Agreement within seven (7) days after it is returned to Jack in the Box (Revocation Period) and this Agreement will not become effective or enforceable until the Revocation Period has expired.

Requirements to Receive Payment. In consideration of the benefits and the amount Jack in the Box has offered to provide me, I must:

     (a)  sign this Agreement and return it to Jack in the Box by either:

          (i) hand-delivering the Agreement to Carlo Cetti, Sr. Vice President Human Resources and Strategic Planning, 9330 Balboa Avenue, San Diego, CA 92123 not later than close of business on December 6, 2004, or

          (ii) mailing the Agreement, in which case the envelope must be postmarked not later than December 6, 2004, and must be received within a reasonable time thereafter; or

          (iii) sending the Agreement by overnight service such as Federal Express, in which case it must be actually received not later than December 7, 2004.



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                 Mail and overnight service must be addressed to:

                           Carlo Cetti
                           SVP Human Resources and Strategic Planning
                           9330 Balboa Ave.
                           San Diego, CA  92123

     (b)  not revoke this Agreement during the seven (7) day Revocation Period;
          and


     (c) agree to provide and actually provide ongoing services as specified by Jack in the Box while I am an employee, including but not limited to all customary and normal duties of a Chief Financial Officer upon request until a replacement is named and such other employment duties as are assigned after that time. These duties will include senior level financial strategy projects and duties and will be outlined in more detail in a job description.


Time When Payment Will Be Made. If I accomplish the Continuing Services described above, I will receive the payments and benefits described above in the Jack in the Box Offer. If I do not, I will not be entitled to any pay or benefits other than what I would be entitled to receive while an employee.

Additional Agreements. I will not receive any bonus for Fiscal Year 2005 or any part of the year. After January 23, 2005, I will be authorized to incur pre-approved expenses and obligations on behalf of the Company. Vacation earned or accrued will be used as it is earned. Medical and pension benefits will be available at current levels pursuant to the terms of the applicable Company plans. I understand that I will not qualify for the SERP plan. After January 23, 2005, or when a replacement is named, whichever is earlier, the Company may elect to end my officer status but I will continue to be an employee. In either event, I will be provided coverage under any applicable D&O insurance coverage maintained by the Company.

Release of Claims. Various claims and disputes exist/may exist between the parties. Jack in the Box and I desire to resolve all disputes and settle all known and unknown claims. By signing and returning this Agreement to Jack in the Box, I hereby settle, release and discharge any and all claims which I have or may have against Jack in the Box, its subsidiaries, or affiliates and their respective officers, directors and employees, arising from my employment with Jack in the Box, including but not limited to all claims arising under any Federal, State, or local laws or regulations pertaining to discrimination on the basis of sex, pregnancy, race, color, marital status, religion, creed, national origin, age, handicap, medical condition, or mental condition status or any status protected by any other anti-discrimination laws, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Family Medical Leave Act and the Fair Employment and Housing Act, whether such claim be based on an action filed by me or by a governmental agency.

Unknown Claims/Applicable Law: This Agreement shall be governed by California law. I understand that I may have claims of which I may be unaware or unsuspecting which I am giving up by signing this Agreement. I also expressly waive all rights I might have under Section 1542 of the Civil Code of California which reads as follows:

     1542. Certain claims not affected by general release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Claims Not Affected. It is understood that this Agreement does not affect any rights which I may have by reason of any Social Security, Worker Compensation, or Unemployment laws, or any benefits which may be payable to me now or in the future under any of the Benefit and/or Welfare Programs of Jack in the Box, its subsidiaries and affiliates, unless these rights are specifically released by this agreement.



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Confidentiality. I agree that I may have had access to confidential information and trade secrets concerning products, business plans, marketing strategies and other Company information and that I shall keep these matters completely confidential.

Non-disparagement. Neither the company nor I will disparage, criticize or otherwise communicate anything which may have a tendency to harm the other, except as may specifically be required by law or in connection with any governmental or regulatory matter.

Continuing Employment. As an employee, I understand that my rights under this Agreement to receive any unpaid benefits are conditioned upon not committing a breach of this Agreement, not committing any act which would be good cause(as defined in the Compensation and Benefits Assurance Agreement for Executives dated July 2001)for termination of employment or this Agreement, and not providing services to a competing business or accepting employment elsewhere before December 31, 2005. This shall not prevent me from being on the Board of any company that is not in the food, beverage or restaurant industry, unless permission, which shall not be unreasonably withheld, is granted by the Company.

Advice to Consult With Attorney. I have been (i) advised in writing to consult with an attorney, and (ii) given adequate time to thoroughly review and discuss all aspects of this Agreement with my attorney before signing this Agreement and I have thoroughly discussed, or in the alternative have freely elected to waive any further opportunity to discuss, this Agreement with my attorney.

The parties voluntarily enter into this Agreement by signing it on ____________, 2004.




________________________________             _____________________________
 Witness Signature                           John Hoffner



________________________________
 for Jack in the Box Inc.




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